EXHIBIT 99.1

                                    Malley Associates Capital, Management Inc.

                                            April 29, 2003
Mr. George Morgenstern
Chairman & CEO
Data Systems & Software Inc.
200 Route 17
Mahwah, NJ 07430

Dear George:

As we have discussed, the demands of my business and other commitments have made it difficult for me to devote an appropriate amount of time to DSSI business. Therefore, I am resigning from my position as a member of DSSI's Board of Directors and its Audit and Compensation Committees, effective immediately.

I have enjoyed working with you, the other Board members, and DSSI staff. I wish you and DSSI the best in your future endeavors.


                                             Very  truly  yours,

                                             /s/  Susan  L  Malley
                                             --------------------------
                                             Susan  L  Malley